Exhibit 99.1

Webcast/Conference Call TODAY, Monday, July 27 at 5:00 p.m. ET

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/761-0069 or 212/231-2925 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140, passcode: 21771948 (through August 3)

CARMIKE CINEMAS REPORTS 20% RISE IN SECOND QUARTER

OPERATING REVENUE TO A RECORD $219.1 MILLION

43% Increase in Q2 Operating Income and

24% Growth in Adjusted EBITDA

COLUMBUS, Georgia – July 27, 2015 – Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and six month periods ended June 30, 2015, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2015	2014	2015	2014
Total operating revenues	$219.1	$183.0	$403.4	$341.9
Operating income	26.9	18.7	38.9	26.8
Interest expense	12.6	13.0	25.3	26.1
Theatre level cash flow (1)	47.0	37.6	82.5	65.2
Net (loss) income	(1.4)	3.2	(1.1)	0.1
Adjusted net income (1)	8.8	4.5	11.9	2.3
Adjusted EBITDA (1)	40.8	32.8	70.6	54.4

(in millions)	Jun. 30, 2015	Dec. 31, 2014
Total debt(1)	$459.4	$445.1
Net debt(1)	$326.6	$347.5

(1)	Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net (loss) income and adjusted net income to net (loss) income for the three and six months ended June 30, 2015 and 2014, as well as a schedule of total debt and net debt as of June 30, 2015 and December 31, 2014, are included in the supplementary tables accompanying this news announcement.

“Carmike’s strong second quarter operating revenue growth reflects the ongoing success of our theatre-level initiatives and the progress we are achieving around our value-building theatre acquisition and organic growth strategies. Buoyed by an attendance increase of nearly 14%, Carmike’s strong operating and financial momentum has continued in 2015 as we achieved record performance across several key financial metrics, including a 20% rise in operating revenues that marked an all-time quarterly record, as well as a 43% rise in operating income, and increases in adjusted EBITDA and theatre level cash flow of over 24% and 25%, respectively,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“In the second quarter, we generated record-level concessions and other spending per patron, marking 22 consecutive reporting periods of year-over-year concessions and other per patron spending growth while maintaining healthy margins. Carmike’s 24% increase in total concessions and other revenues and 9% rise in concessions and other spending per patron again highlight our team’s long-term successful food and beverage initiatives. We are confident the growth in this high-margin revenue stream will play a key role in our overall top-line growth as we continue to test new food and beverage concepts and introduce our concessions innovations and in-theatre dining services in additional markets across our circuit.

“Second quarter total admissions revenue grew 17%, while admissions revenue per screen was substantially in-line with the industry. Over the past several years, Carmike’s admissions revenue growth per screen has consistently outperformed the overall industry, including by some 600 basis points in the comparable 2014 period, in large part due to the customer-centric focus and accomplishments of our theatre-level operating teams.

“Looking ahead, we intend to continue our role as an industry consolidator, with our capital allocation strategy focused on expanding our theatre circuit in complementary markets through opportunistic theatre acquisitions and new build locations. We are committed to completing transactions that add high-quality assets to our footprint and generate attractive levels of theatre level cash flow, which we believe will enhance shareholder value and support our platform for sustainable growth. We remain optimistic regarding potential opportunities to acquire additional theatres and with a strong balance sheet that includes over $132 million in cash and a recently refinanced capital structure, our board, management team and I remain confident in the company’s prospects to further strategically expand the business.

“We are pleased with our record operating performance for the first half of 2015, our ability to execute against our theatre-level initiatives and the continued success of the box office environment and remain optimistic that the positive operating environment will continue for the remainder of 2015 and beyond,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Average theatres	271	253	272	252
Average screens	2,884	2,667	2,889	2,664
Average attendance per screen(1)	6,145	5,840	11,504	10,934
Average admission per patron(1)	$7.62	$7.39	$7.42	$7.30
Average concessions/other sales per patron(1)	$4.75	$4.36	$4.73	$4.43
Total attendance (in thousands)(1)	17,724	15,574	33,181	29,152
Total revenue (in thousands)	$219,099	$182,987	$403,433	$341,910

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Second quarter operating revenue growth of 19.7% reflects a 17.3% increase in admissions revenue and a 23.9% rise in concessions and other revenue. Top-line growth is attributable to Carmike’s expanded theatre circuit, a favorable box office environment versus the prior year, a 3.1% increase in average ticket prices, and a 8.9% rise in concessions/other spending per patron. Overall, guests spent a record-level of $12.37 per visit on average in the second quarter, which represents a 5.3% increase in combined per patron spending compared to the prior year.

“Carmike’s Q2 2015 film exhibition costs as a percentage of admissions revenues were 58.7%, versus 56.0% in Q2 2014, reflecting a higher concentration of strong performing titles, while concession costs as a percentage of concessions and other revenue declined by 20 basis points to 11.6%.

“The increases in our three theatre-level expense categories primarily reflect the 8.1% year-over-year rise in Carmike’s average screen count related to recent acquisitions and new theatre openings. Salaries and benefits rose $2.6 million to $26.1 million, theatre occupancy costs increased $2.9 million to $23.9 million, and other theatre operating costs were $33.1 million, compared to $28.5 million in the second quarter of 2014. Importantly, these combined theatre-level expense categories as a percentage of total operating revenues decreased by 200 basis points versus the prior year period.

“General and administrative expenses were $8.2 million for Q2 2015, including $1.2 million of non-cash share-based compensation expense and $0.8 million of merger and acquisition related costs. Quarterly interest expense decreased $0.4 million to $12.6 million in Q2 2015, due primarily to lower capital lease and financing obligation balances.

“On June 17, Carmike issued $230 million aggregate principal amount of 6.00% Senior Secured Notes due 2023. Net proceeds from this offering were used to repay our $210 million 7.375% Senior Secured Notes due 2019. Carmike recorded non-recurring loss on extinguishment of debt charges of $17.6 million in the second quarter of 2015 for the write-off of unamortized debt issuance costs, including a prepayment penalty of $11.6 million related to the termination of its existing senior secured notes. The refinancing is expected to yield $1.7 million of annual interest expense savings through 2023.

“Carmike simultaneously entered into a new $50 million revolving credit facility that replaces the prior $25 million revolver that was scheduled to mature in April 2016 and was undrawn at closing. By leveraging the current favorable credit environment, our recent refinancing activity expands our total debt capacity while locking in attractive capital costs for our extended maturities.

“Adjusted EBITDA increased 24.4% to $40.8 million and theatre level cash flow rose 25.1% to $47.0 million due to a combination of Carmike’s strong top-line growth, higher attendance levels, results-focused operating disciplines, and expanded scale. Reflecting cash of $132.8 million at June 30, 2015 and our recent refinancing, we ended the quarter with $326.6 million of net debt, compared with $347.5 million at December 31, 2014. Our capital allocation strategy continues to focus on deploying cash to expand our theatre circuit through accretive acquisitions and new build locations,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net (loss) income plus impairment of long-lived assets, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense and (gain) loss on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net (loss) income plus income tax (benefit) expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income (loss) from unconsolidated affiliates, loss from discontinued operations, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense, (gain) loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 270 theatres with 2,882 screens in 41 states. The circuit includes 48 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 30 “BigDs,” 16 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, food and beverage strategies, circuit expansion and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 6.00% Senior Secured Notes due 2023; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Norberto Aja or Jennifer Neuman JCIR	Richard B. Hare Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$134,986	$115,116	$246,342	$212,687
Concessions and other	84,113	67,871	157,091	129,223

Total operating revenues	219,099	182,987	403,433	341,910
Operating costs and expenses:
Film exhibition costs	79,288	64,434	140,971	117,323
Concession costs	9,728	7,977	17,750	15,096
Salaries and benefits	26,069	23,487	49,783	45,021
Theatre occupancy costs	23,899	20,954	47,334	41,315
Other theatre operating costs	33,082	28,545	65,111	57,927
General and administrative expenses	8,211	6,528	18,238	14,026
Depreciation and amortization	13,747	11,927	26,834	23,698
(Gain) loss on sale of property and equipment	(2,293)	395	(3,324)	328
Impairment of long-lived assets	481	—	1,870	358

Total operating costs and expenses	192,212	164,247	364,567	315,092

Operating income	26,887	18,740	38,866	26,818
Interest expense	12,639	13,000	25,308	26,116
Loss on extinguishment of debt	17,550	—	17,550	—

(Loss) income before income tax and income (loss) from unconsolidated affiliates	(3,302)	5,740	(3,992)	702
Income tax (benefit) expense	(1,281)	2,392	(1,014)	382
Income (loss) from unconsolidated affiliates	576	(126)	1,924	(210)

(Loss) income from continuing operations	(1,445)	3,222	(1,054)	110
Loss from discontinued operations	—	—	—	(52)

Net (loss) income	$(1,445)	$3,222	$(1,054)	$58

Weighted average shares outstanding:
Basic	24,464	22,872	24,393	22,847
Diluted	24,464	23,483	24,393	23,463

Net (loss) income per common share (Basic and Diluted):	$(0.06)	$0.14	$(0.04)	$—

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(1,445)	$3,222	$(1,054)	$58
Income tax (benefit) expense	(1,281)	2,392	(1,014)	382
Interest expense	12,639	13,000	25,308	26,116
Depreciation and amortization	13,747	11,927	26,834	23,698

EBITDA	$23,660	$30,541	$50,074	$50,254
(Income) loss from unconsolidated affiliates	(576)	126	(1,924)	210
Loss from discontinued operations	—	—	—	52
Loss on extinguishment of debt	17,550	—	17,550	—
(Gain) loss on sale of property and equipment	(2,293)	395	(3,324)	328
Impairment of long-lived assets	481	—	1,870	358
Merger and acquisition-related expenses	799	945	2,453	1,559
Share-based compensation expense	1,177	796	3,858	1,593

Adjusted EBITDA	$40,798	$32,803	$70,557	$54,354

General and administrative expenses	6,235	4,787	11,927	10,874

Theatre level cash flow	$47,033	$37,590	$82,484	$65,228

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	June 30, 2015	December 31, 2014
Current maturities of capital leases and long-term financing obligations	$9,337	$9,667
Long-term debt	224,341	205,205
Capital leases and long-term financing obligations, less current maturities	225,714	230,203

Total debt	$459,392	$445,075
Less cash and cash equivalents	(132,821)	(97,537)

Net debt	$326,571	$347,538

ADJUSTED NET (LOSS) INCOME (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income	$(1,445)	$3,222	$(1,054)	$58
Impairment of long-lived assets	481	—	1,870	358
Loss on extinguishment of debt	17,550	—	17,550	—
(Gain) loss on sale of property and equipment	(2,293)	395	(3,324)	328
Merger and acquisition-related expenses	799	945	2,453	1,559
Share-based compensation expense	1,177	796	3,858	1,593
Tax effect of adjustments to net income	(7,440)	(897)	(9,411)	(1,612)

Adjusted net income	$8,829	$4,461	$11,942	$2,284

Weighted average shares outstanding (basic)	24,464	22,872	24,393	22,847
Weighted average shares outstanding (diluted)	24,863	23,483	24,826	23,463
Adjusted net income per share (basic)	$0.36	$0.20	$0.49	$0.10
Adjusted net income per share (diluted)	$0.36	$0.19	$0.48	$0.10

(1)	Adjustments to net (loss) income for the three and six months ended June 30, 2015 and 2014 are shown net of tax effect of 42.0%, which represents the estimated combined federal and state tax rates for each period.